Exhibit 99.1

News Release

Company Contacts:
Keith A. Jones, CFO and VP, Finance	Sonia Segovia, IR Coordinator
PDF Solutions, Inc.	PDF Solutions, Inc.
Tel: (408) 938-4452	Tel: (408) 938-6491
Email: keith.jones@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports Complete Fourth Quarter and Full Year 2009 Results

SAN JOSE, Calif.—February 10, 2010—PDF Solutions, Inc. (NASDAQ: PDFS) the leading provider of yield improvement technologies and services for the integrated circuit (IC) manufacturing process life cycle, today announced complete financial results for its fiscal quarter and year ended December 31, 2009.

As previously reported, revenue for the fourth fiscal quarter of 2009 totaled $14.8 million, up 7% from $13.9 million for the third fiscal quarter of 2009 and up 7% when compared with revenue of $13.8 million for the fourth fiscal quarter of 2008. As also previously reported, gainshare revenue for the fourth fiscal quarter of 2009 totaled $5.6 million, up 4% from $5.4 million for the third fiscal quarter of 2009 and up 124% when compared to gainshare revenue of $2.5 million for the fourth fiscal quarter of 2008.

Revenue for the fiscal year ended December 31, 2009 totaled $48.4 million, down 35% from $74.0 million for the fiscal year ended December 31, 2008.  Gainshare revenue for the fiscal year ended December 31, 2009 totaled $15.8 million, down 17% from $18.9 million for the fiscal year ended December 31, 2008.

Net loss for the fourth fiscal quarter of 2009 was $701,000, or $0.03 per basic and diluted share, compared to net loss of $2.8 million, or $0.11 per basic and diluted share for the third fiscal quarter of 2009, and net loss of $79.1 million, or $2.92 per basic and diluted share for the fourth fiscal quarter of 2008.

Net loss for the fiscal year ended December 31, 2009 was $17.5 million, or $0.66 per basic and diluted share, compared to net loss of $95.7 million, or $3.48 per basic and diluted share for the fiscal year ended December 31, 2008.

In addition to using GAAP results in evaluating PDF Solutions’ business, PDF Solutions’ management also believes it is useful to measure results using a non-GAAP measure of net loss, excluding stock-based compensation expense, amortization of acquired technology and intangible assets, restructuring charges, impairment charges on goodwill and certain intangible assets, and their related income tax effects, as applicable.  Using this non-GAAP measure, the non-GAAP net income for the fourth fiscal quarter of 2009 totaled $1.4 million, or $0.05 per diluted share, compared to non-GAAP net income of $442,000, or $0.02 per diluted share for the third fiscal quarter of 2009 and a non-GAAP net loss of $3.8 million, or $0.14 per diluted share, for the fourth fiscal quarter of 2008. Also, using this non-GAAP measure, the non-GAAP net loss for the fiscal year ended December 31, 2009 totaled $6.9 million, or $0.26 per diluted share, compared to a non-GAAP net loss of $3.2 million, or $0.12 per diluted share for the fiscal year ended December 31, 2008.

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 3:00 p.m. Pacific Time/6:00 p.m. Eastern Time today. The call will be simultaneously web cast on PDF Solutions’ website at http://ir.pdf.com/events.cfm. A replay of the web cast will be available at the same website address beginning approximately two hours after completion of the live call.  A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/news_archive.phtml following the date of this release.

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures that exclude the effects of stock-based compensation expense, amortization of acquired technology and intangible assets, restructuring charges, impairment charges on goodwill and certain intangible assets, and their related income tax effects, as applicable.  PDF Solutions’ management believes that the presentation of these measures provides useful supplemental information to investors regarding PDF’s operating results.  These non-GAAP financial measures are used by management internally to measure the company’s profitability and performance.  PDF Solution’s management believes that excluding the effects of stock-based compensation expense, amortization of acquired technology and intangible assets, restructuring charges, impairment charges on goodwill and certain intangible assets, and their related income tax effects, as applicable, provides a useful supplemental measure of the company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of restructuring charges) nor do they have use with regards to the generation of current or future revenues.  These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies.  In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance,

~more~

or to cash flows from operating, investing and financing activities as a measure of liquidity.  Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the company’s financial results as viewed by management.  A reconciliation of the non-GAAP financial measures to the comparable GAAP financial measure is provided at the end of the company’s financial statements presented below.

About PDF Solutions

PDF Solutions, Inc. (NASDAQ: PDFS) is the leading provider of yield improvement technologies and services for the IC manufacturing process life cycle.  PDF Solutions offers solutions that are designed to enable clients to lower costs of IC design and manufacture, enhance time to market, and improve profitability by addressing design and manufacturing interactions from product design to initial process ramps to mature manufacturing operations.  PDF Solutions’ Characterization Vehicle® (CV®) test chips provide the core modeling capabilities, and are used by more leading manufacturers than any other test chips in the industry.  PDF Solutions’ industry leading yield management system software, dataPOWER®, and fault detection and classification software, mæstria®, enhance yield improvement and production control activities at leading fabs around the world. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in China, Europe, Japan, Korea, Singapore, and Taiwan. For the company’s latest news and information, visit http://www.pdf.com/.

Characterization Vehicle, CV, dataPOWER, mæstria, PDF Solutions, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc. or its subsidiaries.

~more~

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	December 31, 2009	December 31, 2008

ASSETS
Current assets:
Cash and cash equivalents	$34,899	$31,686
Short-term investments	—	9,051
Accounts receivable, net	19,809	24,989
Prepaid expenses, deferred tax assets, and other current assets	3,029	5,147
Total current assets	57,737	70,873
Property and equipment, net	1,573	2,675
Non-current investments	718	718
Intangible assets, net	2,954	4,730
Deferred tax assets and other non-current assets	495	631
Total assets	$63,477	$79,627
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$115	$370
Accounts payable	959	1,384
Accrued compensation and related benefits	4,438	6,525
Taxes payable and other accrued liabilities	3,502	3,723
Deferred revenue	1,584	1,792
Billings in excess of recognized revenue	1,953	748
Total current liabilities	12,551	14,542
Long-term debt	117	512
Long-term taxes payable	3,218	3,356
Long-term other liabilities	1,704	1,447
Total liabilities	17,590	19,857
Stockholders’ equity:
Common stock	4	4
Additional paid-in-capital	194,081	189,132
Treasury stock at cost	(18,715)	(18,402)
Accumulated deficit	(130,111)	(112,620)
Accumulated other comprehensive income	628	1,656
Total stockholders’ equity	45,887	59,770
Total liabilities and stockholders’ equity	$63,477	$79,627

~more~

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008

Revenues:
Design-to-silicon-yield solutions	$9,137	$11,289	$32,662	$55,113
Gainshare performance incentives	5,650	2,522	15,776	18,924
Total revenues	14,787	13,811	48,438	74,037

Cost of design-to-silicon-yield solutions:
Direct costs of design-to-silicon-yield solutions	6,356	6,926	22,779	29,111
Amortization and impairment of acquired technology	360	4,119	1,439	6,012
Total cost of design-to-silicon-yield solutions	6,716	11,045	24,218	35,123
Gross margin	8,071	2,766	24,220	38,914

Operating expenses:
Research and development	4,226	7,949	19,773	33,994
Selling, general and administrative	3,719	4,432	16,561	21,778
Amortization of other acquired intangible assets	89	310	349	893
Restructuring charges	934	1,930	4,512	3,401
Impairment on goodwill and other acquired intangible assets	—	66,830	—	66,830
Total operating expenses	8,968	81,451	41,195	126,896

Loss from operations	(897)	(78,685)	(16,975)	(87,982)
Interest and other income (expense), net	116	(44)	237	353
Loss before income taxes	(781)	(78,729)	(16,738)	(87,629)
Income tax provision (benefit)	(80)	322	753	8,099
Net loss	$(701)	$(79,051)	$(17,491)	$(95,728)

Net loss per share – basic and diluted	$(0.03)	$(2.92)	$(0.66)	$(3.48)
Weighted average common shares – basic and diluted	26,588	27,065	26,377	27,514

~more~

PDF SOLUTIONS, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS) (UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008

GAAP net loss	$(701)	$(79,051)	$(17,491)	$(95,728)
Stock-based compensation expense — cost of design-to-silicon-yield solutions	262	496	1,373	1,879
Stock-based compensation expense — research and development	197	552	1,290	2,394
Stock-based compensation expense — selling, general and administrative	265	730	1,606	2,955
Amortization of acquired technology	360	698	1,439	2,591
Amortization of other acquired intangible assets	89	310	349	893
Restructuring charges	934	1,930	4,512	3,401
Loss on sale of securities	—	—	—	445
Impairment of goodwill and intangible assets	—	70,251	—	70,251
Tax impact	—	322	—	7,694
Non-GAAP net income (loss)	$1,406	$(3,762)	$(6,922)	$(3,225)

GAAP net loss per basic and diluted share	$(0.03)	$(2.92)	$(0.66)	$(3.48)
Non-GAAP net income (loss) per diluted share	$0.05	$(0.14)	$(0.26)	$(0.12)
Shares used in computing diluted non-GAAP measure of net income (loss) per share	27,430	27,065	26,377	27,514

~###~